AMENDMENT NO. 1
TO
SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITY AGREEMENT (this “Amendment”), dated as of September 21, 2007, is made by and among Glowpoint, Inc., a Delaware corporation (the “Company”) and the secured parties signatory hereto (the “Secured Parties”).

Preliminary Statement

WHEREAS, the parties hereto are parties to that certain Security Agreement, dated as of March 31, 2006 (the “ Security Agreement”); and

WHEREAS, the Company and the Secured Parties desire to amend certain provisions of the Security Agreement as described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.  Capitalized Terms. Capitalized terms used, but not defined, herein, shall have the meanings ascribed to such terms in the Security Agreement.

2.  Amendments to Security Agreement.

(a)  Notes.

(i)  The first recital of the Security Agreement is hereby deleted in its entirety and the following new recital shall be substituted in lieu thereof:

“WHEREAS, the Grantor has issued or will issue the Notes (as defined below) to the Secured Parties; and”

(ii)  Notes. The definition of “Notes” in Section 1.2 of the Security Agreement is hereby deleted in its entirety and the following new definition shall be substituted in lieu thereof:

“Notes” means, collectively, each of the following, as the same may be amended from time to time: (A) the senior secured convertible promissory notes issued to the Purchasers pursuant to each Purchase Agreement, and (B) any additional senior secured convertible promissory notes issued from time to time as interest on the outstanding principal balance of the foregoing promissory notes.”

(b)  Purchase Agreement. The following definition of “Purchase Agreement” is hereby added to Section 1.2 of the Security Agreement after the definition of “Permitted Liens” and before the definition of “Registered Organization”:

“Purchase Agreement” means, collectively, each of the following as the same may be amended from time to time: (i) that certain Note and Warrant Purchase Agreement, dated as of March 31, 2006, by and among the Grantor and the Secured Parties, (ii) that certain Note and Warrant Purchase Agreement, dated as of April 12, 2006, by and among the Grantor and the Secured Parties, and (iii) that certain Note and Warrant Purchase Agreement, dated as of September 21, 2007, by and among the Grantor and the Secured Parties.”

(c)  Pari Passu Status of Notes. The following sentence shall be added to the end of Section 3.3 of the Security Agreement:

“Notwithstanding anything contained herein to the contrary, all of the senior secured convertible promissory notes issued pursuant to each Purchase Agreement shall rank on a pari passu basis.”

(d)  Permitted Liens.

(i)  The following definition of “Permitted Liens” is hereby added to Section 1.2 of the Security Agreement after the definition of “Obligations” and before the definition of “Purchase Agreement”:

“Permitted Liens” means (i) purchase money security interests on equipment purchased or leased by the Grantor, and (ii) any liens on up to $1 million of the Grantor’s receivables in connection with any line of credit, factoring arrangement or other similar financing arrangement in connection with servicing the Grantor’s receivables.”

(ii)  Clause (b) of Section 3.3 of the Security Agreement is hereby amended by adding the words “and Permitted Liens” immediately after the words “(“Existing Liens”)”.

(iii)  The last sentence of Section 3.3 of the Security Agreement is hereby amended by adding the words “or Permitted Lien” immediately after the words “Existing Lien”.

(iv)  The first sentence of Section 3.4 of the Security Agreement is hereby amended by adding the words “and Permitted Liens” at the end of such sentence.

(v)  The first sentence of Section 4.6 of the Security Agreement is hereby amended by adding the words “and Permitted Liens” immediately after the words “Existing Liens”.

(vi)  Section 4.7 of the Security Agreement is hereby deleted in its entirety and the following new Section 4.7 shall be substituted in lieu thereof:

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“Section 4.7. Use and Disposition of Collateral. Except for, and in connection with, Permitted Liens, the Grantor shall not make or permit to be made an assignment, pledge or hypothecation of any Collateral or shall grant any other Lien in respect of the Collateral without the prior written consent of the Secured Parties. The Grantor shall not make or permit to be made any transfer of any Collateral other than with respect to Existing Liens, Permitted Liens and other liens approved by the Secured Parties, and the Grantor shall remain at all times in possession of the Collateral owned by it.”

(vii)  The parenthetical clause in the first sentence of Section 6.1 of the Security Agreement is hereby amended by adding the words “and Permitted Liens” immediately after the words “Existing Liens”.

3.  Ratification. Except as expressly amended hereby, all of the terms, provisions and conditions of the Security Agreement are hereby ratified and confirmed in all respects by each party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

4.  Entire Agreement. This Amendment and the Security Agreement, as amended, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

5.  Amendments. No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all parties hereto.

6.  Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Each party shall be entitled to rely on a facsimile signature of any other party hereunder as if it were an original.

7.  Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

8.  Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

GLOWPOINT, INC.

By:
Name:
Title:

Acknowledged and agreed:

COLLATERAL AGENT:

[BUSH ROSS, P.A.]

By: __________________________________
   Name:
   Title:

Signature Page to Amendment No. 1 to Security Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SECURED PARTY:

By:
Name:
Title:

Signature Page to Amendment No. 1 to Security Agreement